Exhibit 31.2

PRINCIPAL EXECUTIVE OFFICER CERTIFICATION

I, Martin J. McGahan, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of HealthTronics Surgical Services, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 2, 2004	/s/ Martin J. McGahan
Martin J. McGahan President, Chief Operating Officer and Chief Financial Officer